As filed with the Securities and Exchange Commission on April 18, 2002
                              Registration No. 333-
     -----------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                      -------------------------------------
                        AMERICAN TECHNOLOGIES GROUP, INC.
             (Exact name of registrant as specified in its charter)

        Nevada                                  95-4307525
(State or other jurisdiction            (IRS Employer Identification No.)
of incorporation or organization)

                                   P.O. Box 90
                               Monrovia, CA 91016


               (Address of principal executive offices) (Zip Code)
                  ---------------------------------------------

                  ---------------------------------------------
                              Gary Fromm, President
                                   P.O. Box 90
                               Monrovia, CA 91016

                     (Name and address of agent for service)
                                 (623) 357-5000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
     -----------------------------------------------------------------------

                                            Proposed          Proposed
         Title of                           Maximum           Maximum
         Securities        Amount           Offering          Aggregate         Amount of
         to be             to be            Price             Offering          Registration
         Registered        Registered(1)    Per Share(2)      Price(2)          Fee
         ----------        -----------      ------------      ----------        -----------
         Common Stock      10,000,0001      $0.01             $100,000          $9.20
         $.001 par value per share


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2002 Stock Incentive Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of American Technologies Group, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of American Technologies Group, Inc. on April 16, 2002.

                                EXPLANATORY NOTE

         The Prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of registered shares of common stock which have been issued upon the grants of common stock to employees, non-employee directors and consultants of American Technologies Group, Inc.

Prospectus

                        American Technologies Group, Inc.

                        10,000,000 SHARES OF COMMON STOCK


                             issued pursuant to the

                            2002 STOCK INCENTIVE PLAN


        This prospectus relates to the sale of up to 10,000,000 shares of common stock of American Technologies Group, Inc. offered by certain holders of our securities issued pursuant to our 2002 Stock Incentive Plan. The shares may be offered by the selling stockholders from time to time in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of the shares by the selling stockholders. Each of the selling stockholders may be deemed to be an "underwriter," as such term is defined in the Securities Act of 1933.

         Our common stock trades on the Pink Sheets under the symbol "ATEG." On April 12, 2002, the closing sale price of the common stock was $0.001 per share. The securities offered hereby are speculative and involve a high degree of risk and substantial dilution. Only investors who can bear the risk of loss of their entire investment should invest. See "Risk Factors" beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is April 18, 2002.

                                TABLE OF CONTENTS

                                                                                                 Page

Prospectus Summary                                                                               5
Risk Factors                                                                                     6
Selling Stockholders                                                                             10
Plan of Distribution                                                                             12
Interests of Named Experts and Counsel                                                           13
Incorporation of Certain Documents by Reference                                                  13
Disclosure of Commission Position on Indemnification For Securities Act Liabilities              13
Available Information                                                                            14

                               Prospectus Summary
General Overview

         American Technologies Group, Inc., a Nevada corporation, is engaged in the development, commercialization and sale of products and systems using its patented and proprietary technologies. The resulting products are intended to offer cost-effective solutions to reduce, and in some cases eliminate, hazardous chemical by-products or emissions resulting from industrial and combustion processes. Our proprietary catalyst technology may improve many commercial products including detergents and cosmetics.

       We have suspended substantive operations subsequent to July 31, 2001. Management is currently pursuing various options to obtain additional funding, including the sale and/or license of certain technologies to related and other parties, and the sale of a majority equity position to investors with a different business plan.

This Offering


Shares of common stock outstanding prior to this offering..........................73,942,744

Shares offered in this prospectus..................................................10,000,000

Total shares outstanding after this offering.......................................83,942,744

Use of proceeds.................                We will not receive any proceeds from the sale
                                                of the shares of common stock offered in
                                                this prospectus.


         Risk Factors


         Investment in our common stock involves a high degree of risk. You should consider the following discussion of risks as well as other information in this prospectus. The risks and uncertainties described below are not the only ones. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline.

         Except for historical information, the information contained in our SEC prospectuses are "forward-looking" statements about our expected future business and performance. Our actual operating results and financial performance may prove to be very different from what we might have predicted as of the date of this prospectus.

         We Have A History Of Losses and Anticipate Future Losses Which will Compel us to Seek Additional Capital

        For the fiscal year ended July 31, 2001, we sustained a loss after other income (expense) of approximately $4,270,387 and for the fiscal year ended July 31, 2000, we sustained a loss after other income (expense) of $6,719,231. In addition, we sustained a loss after other income(expenses) of approximately $659,217 for the six month period ending Janaury 31, 2002. Future losses are anticipated to occur. We continue to have insufficient cash flow to grow operations and we cannot assure you that we will be successful in reaching or maintaining profitable operations.

         Funding For Our Capital Needs Is Not Assured, And We May Have To Curtail Our Business If We Cannot Find Adequate Funding.

         We currently have no legally binding commitments with any third parties to obtain any material amount of additional equity or debt financing. We cannot assure you that we will be able to obtain any additional financing in the amounts or at the times that we may require the financing or, if we do obtain any financing, that it would be on acceptable terms. As a result, we cannot assure you that we will have adequate capital to maintain our current levels of operation or to pursue strategic acquisitions. Our failure to obtain sufficient additional financing could result in the delay or abandonment of some or all of our development, expansion and expenditures, which could have an adverse effect on us and on the value of our common stock.

         We Have a Limited Product Range Which Must be Expanded in Order to Effectively Compete

         To effectively compete in our industry, we need to continue to expand our business and generate greater revenues so that we have the resources to timely develop new products. We must continue to market our products and services through our direct sales force. At the present time, we have no other products in the development process. We cannot assure you that we will be able to grow sufficiently to provide the range and quality of products and services required to compete.

         "Penny Stock" regulations may impose certain restrictions on marketability of our stock, which may affect the ability of holders of our common stock to sell their shares.

         The Securities and Exchange Commission has adopted regulations that generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share. Our common stock is currently subject to these rules that impose additional sales practice requirements. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of the common shares and must have received the purchaser's written consent to the transaction prior to the purchase. The "penny stock" rules also require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer must also disclose:


o the commission payable to both the broker-dealer and the registered representative,
o        current quotations for the securities, and
o if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market.

         Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         These rules apply to sales by broker-dealers to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse), unless our common shares trade above $5.00 per share. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our common shares, and may affect the ability to sell the common shares in the secondary market as well as the price at which such sales can be made. Also, some brokerage firms will decide not to effect transactions in "penny stocks" and it is unlikely that any bank or financial institution will accept "penny stock" as collateral.


         If we are required for any reason to repay our outstanding convertible notes, we would be required to deplete our working capital, if available, or raise additional funds. Our failure to repay the convertible notes, if required, could result in legal action against us, which could require the sale of substantial assets.

         We have outstanding an aggregate of $3,718,404 of principal amount convertible notes. The convertible notes are due and payable at various dates in 2003 unless sooner converted into shares of our common stock. In addition, any event of default as described in the convertible notes could require the early repayment of the convertible notes, including default interest rates on the outstanding principal balance of the note if the default is not cured with the specified grace period. If we are required to repay the convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us to recover the amounts due which ultimately could require the disposition of some or all of our assets. Any such action would require us to curtail or cease operations.

                              Selling Stockholders

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                     Shares Beneficially Owned                              Shares Beneficially Owned
                                -----------------------------------                  -------------------------------------------
                                         Prior to the Offering                                   After the Offering
             Name                     Number            Percent           Total             Number                Percent
                                                                      Shares Offered

Lawrence Brady (1)                  1,600,000            2.19%         1,600,000                 0              0



The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Former President and Chief Executive Officer American Technologies Group,
    Inc.

                              Plan of Distribution

         Sales of the shares may be effected by or for the account of the selling stockholders from time to time in transactions (which may include block transactions) on the Over-The-Counter Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the shares directly to purchasers, through broker-dealers acting as agents of the selling stockholders, or to broker-dealers acting as agents for the selling stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time in transactions (which may include block transactions) on the Over-The-Counter Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise. In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

         We have agreed to bear all expenses of registration of the shares other than legal fees and expenses, if any, of counsel or other advisors of the selling stockholders. The selling stockholders will bear any commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of their shares.

         We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect thereof.

                     Interests of Named Experts and Counsel

         Not applicable.

                      Information Incorporated by Reference

         The Securities and Exchange Commission allows us to incorporate by reference certain of our publicly-filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

o Reference is made to the Registrant's preliminary proxy, as filed with the SEC on February 28, 2002, which is hereby incorporated by reference.

o Reference is made to the Registrant's annual report on Form 10-KSB, as filed with the SEC on January 22, 2002, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10-QSB, as filed with the SEC on March 15, 2002, which is hereby incorporated by reference.


We will provide without charge to each person to whom a copy of this prospectus has been delivered, on written or oral request a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents. Written or oral requests for such copies should be directed to Mr. Gary Fromm, President, American Technologies Group, Inc., P.O. Box 90 Monrovia, CA 91016


     Disclosure Of Commission Position On Indemnification For Securities Act
                                   Liabilities

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                     Additional Information Available to You

         This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, and at the following Regional Offices of the SEC:
Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. You can obtain copies from the public reference room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. Our common stock is quoted on Pink Sheets. Reports, proxy and information statements and other information concerning us may be inspected at The Nasdaq Stock Market at 1735 K Street, NW, Washington, D.C. 20006.

         No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.



                            ------------------------





                        10,000,000 SHARES OF COMMON STOCK
                            ------------------------
                                   PROSPECTUS
                                 ---------------

                                 April 18, 2002

                                     PART I

Item 1.  Plan Information.

         The documents containing the information specified in Item 1 will be sent or given to participants in the Registrant's 2002 Stock Incentive Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and the 2002 Stock Incentive Plan Annual Information.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) or additional information about the 2002 Stock Incentive Plan are available without charge by contacting:

                              Gary Fromm, President
                                   P.O. Box 90
                               Monrovia, CA 91016


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

The following documents filed with the SEC are incorporated herein by reference:

o Reference is made to the Registrant's preliminary proxy, as filed with the SEC on February 28, 2002, which is hereby incorporated by reference.

o Reference is made to the Registrant's annual report on Form 10-KSB, as filed with the SEC on January 22, 2002, which is hereby incorporated by reference.

o Reference is made to the Registrant's quarterly report on Form 10-QSB, as filed with the SEC on March 15, 2002, which is hereby incorporated by reference.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable

Item 6.  Indemnification of Directors and Officers.

            Subsection 1 of Section 78.7302 of Chapter 78 of the Nevada General Corporation Law ("NGCL") provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action brought by or on behalf of the corporation) if that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, if that person acted in good faith and in a manner which that person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, alone, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe his action was unlawful.

            Subsection 2 of Section 78.7502 of the NGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or on behalf of the corporation to procure a judgment in its favor because the person acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit, if the person acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

            Section 78.751 of the NGCL provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification. Section 78.751 of the NGCL further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsection (1) and (2), or in the defense of any claim, issue or matter therein, that person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection therewith; that indemnification provided for by
Section 78.751 of the NGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

            Finally, Section 78.752 of the NGCL provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

         The Registrant's bylaws provide for indemnification of officer, directors and others to the fullest extent permitted by the laws of the State of Nevada.

Item 7.  Exemption from Registration Claimed.

         In February 2002, the Registrant issued 1,600,000 shares of Common Stock to Lawrence Brady, former President and Chief Executive Officer in consideration of services provided. The shares were issued in reliance on
Section 4(2) of the Securities Act.


Item 8.  Exhibits.

         EXHIBIT
         NUMBER   EXHIBIT

         4.1               2002 Stock Incentive Plan.

         5.1               Opinion of Sichenzia Ross, Friedman & Ference LLP

         23.1              Consent of Corbin & Wertz.

         23.2              Consent of Sichenzia Ross, Friedman & Ference LLP is contained in Exhibit 5.1.

         24.1              Power of Attorney (included in the Signature Page).

Item 9.  Undertakings.

         (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Monrovia, State of California on April 18, 2002.


                                               AMERICAN TECHNOLOGIES GROUP, INC.
                                       By: /s/ Gary Fromm
                                               ----------------------------
                                               Gary Fromm
                                               Chairman of the Board and
                                               Acting Chief Executive Officer
                                               Acting Chief Accounting Officer
                                         Date: April 18, 2002




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